Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Adolor Corporation

Lizanne Wentz

(484) 595-1500

ADOLOR CORPORATION PROVIDES CLINICAL UPDATE;

WILL HOST CONFERENCE CALL

— ADL5859, ADL5747 and Oxycodone Controlled Release Showed No Improvement over Placebo in a Phase 2a Trial in Patients with Osteoarthritis —

- Conference Call Scheduled for June 17, 2010 at 4:45 p.m. U.S. EDT -

EXTON, PA, June 17, 2010 — Adolor Corporation (NasdaqGM: ADLR) today announced results from a Phase 2a clinical trial of ADL5859 and ADL5747 in patients with osteoarthritis (OA). The trial was a randomized, double-blind, placebo-controlled, multi-center trial designed to evaluate the safety, tolerability and clinical activity of ADL5859 and ADL5747 in patients with OA of the knee.  The study enrolled over 400 patients aged 18 and older in four arms.  In the three drug arms, patients were given either ADL5859 (150 mg), ADL5747 (150 mg) or oxycodone CR (20 mg) twice daily for two weeks. The primary efficacy endpoint was reduction in pain score as measured by the numeric pain rating scale (NPRS), an 11-point categorical scale, for week two of the study.  To be eligible for inclusion in the trial, patients must have reported an average weekly pain score of at least 4.0 on the NPRS for the index knee during the baseline week before randomization.

Top-line results of the study showed a high placebo response, with neither oxycodone CR nor ADL5859 nor ADL5747 demonstrating a statistically-significant improvement over placebo.  Both ADL5859 and ADL5747 were well tolerated when given at 150 milligrams twice daily.

“We obviously are disappointed with the results of this study,” said Eliseo O. Salinas, M.D., Senior Vice President, Research & Development and Chief Medical Officer of Adolor.  “The extent of placebo response was surprising, but unfortunately not unusual in osteoarthritis studies.  Pfizer and we expect to fully assess this data set over the coming weeks and make a determination as to whether additional testing of the delta compounds in chronic inflammatory pain indications is warranted.  Our Phase 2a clinical study of ADL5747 in post-herpetic neuralgia continues, with top-line data expected in the first quarter of 2011.”

“As analysis continues on the delta study results, we remain focused at Adolor on our opioid bowel dysfunction (OBD) program, which has advanced rapidly into clinical evaluation in opioid patients,” said Michael R. Dougherty, President and Chief Executive

Officer of Adolor. “We continue to maintain a solid cash position, and are intent on preserving our financial strength to ensure that we can optimally realize the opportunity our OBD program presents.  We anticipate being in a position to update investors more fully in the near term.”

About ADL5859 and ADL5747

ADL5859 and ADL5747 are novel delta opioid receptor agonists discovered by Adolor.  There are three major classes of opioid receptors — mu, kappa and delta.  Currently, all marketed opioid analgesic drugs used to treat moderate-to-severe pain interact with mu opioid receptors in the brain and spinal cord.

Pfizer Inc and Adolor currently are evaluating ADL5747 in a Phase 2a study of patients with post-herpetic neuralgia (PHN) to evaluate the safety and efficacy of this compound in addressing neuropathic pain.  This study began in the first quarter of 2010 and is expected to conclude early in 2011, with an interim analysis to be conducted later this year.

Delta agonists are of particular interest because of their potential to deliver opiate-like analgesia without many of the negative side effects associated with traditional mu agonists like morphine. Both FDA and the medical community are focused on the dependency and abuse characteristics of traditional opioids.  Delta agonism may address these issues with a unique mechanism of action, unlike current industry efforts to reformulate existing opioid therapeutics to address abuse concerns.

Conference Call Information

Adolor’s management will provide a clinical update in a conference call with investors beginning at 4:45 p.m. EDT today, June 17, 2010.

To participate in the conference call, dial (866) 700-6293 for domestic callers and (617) 213-8835 for international callers, and enter the conference passcode 81520857. Investors also can listen to the call live by logging on to the Company’s website at www.adolor.com and clicking on “Investor Insights,” then “Calendar of Events.” A replay of the call will be available beginning approximately two hours after the event. To listen to a replay of the conference call, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the conference passcode 88515066 or listen via Adolor’s website. The conference call replay will be available to investors for one week after the call.

About the Adolor/Pfizer Collaboration

Adolor and Pfizer entered into a collaboration agreement in December 2007 for the development of delta agonists to treat pain.

About Adolor

Adolor Corporation is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products.

Adolor’s first approved product in the United States is ENTEREG® (alvimopan), which is indicated to accelerate the time to upper and lower gastrointestinal recovery following partial large or small bowel resection surgery with primary anastomosis.  ENTEREG is available for short-term use in hospitals registered under the E.A.S.E.™ Program.  For more information on ENTEREG, including its full prescribing information, visit www.ENTEREG.com.  In collaboration with GSK, the Company launched ENTEREG in mid-2008.

In addition to the delta compounds, the Company’s research and development pipeline includes: two mu opioid receptor antagonists, ADL7445 and ADL5945, in clinical development for chronic OBD; and several opioid and non-opioid discovery programs.

For more information, visit www.adolor.com.

Forward-Looking Statements

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide Adolor’s current expectations or forecasts of future events.  These may include statements regarding ENTEREG net product sales guidance for the year ending December 31, 2010 and market prospects for ENTEREG; anticipated scientific progress on Adolor’s research programs; development of potential pharmaceutical products, including the delta opioid receptor agonist and OBD programs and the timing and results of any clinical studies of our compounds, including the expected timeline for the completion of the PHN study; interpretation of clinical results; prospects for regulatory approvals; and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning or that otherwise express contingencies, goals, targets or future development.  These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries, as well as more specific risks and uncertainties facing Adolor such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Adolor urges you to carefully review and consider the disclosures found in its filings which are available at www.sec.gov and from Adolor at www.adolor.com.  Given the uncertainties affecting pharmaceutical companies such as Adolor, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Adolor undertakes no obligation to publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise, except as may be required by law.

This press release is available on the website http://www.adolor.com.